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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the references to our firm under the captions "Experts" and "Selected Financial Data" and to the use of our report dated February 21, 1997, except as to Note 7, as to which the date is March 12, 1997, in the Amendment No. 4 to the Registration Statement (Form S-1) and related Prospectus of Cardima, Inc. for the registration of 2,616,250 shares of its common stock.

                                                          /s/ Ernst & Young LLP

Palo Alto, California

May 21, 1997